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                                                                   EXHIBIT 10.11




                                  EMPLOYEE AGREEMENT


    THIS AGREEMENT is made and entered into as of the ______ day of ________, _____, by and between EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY, a Minnesota corporation (the "Company"), and _______________ (hereinafter referred to as "Employee").

                                       RECITALS

    WHEREAS, on ______________, the Company made an offer of employment to Employee which Employee accepted and the parties both understand that such employment is not for a specified duration; and

    WHEREAS, the parties agreed and understood on such date that as a condition of such employment, Employee must enter into this Agreement.

    NOW, THEREFORE, in consideration of the employment of Employee by the Company and the premises, terms and conditions set forth herein, the parties hereto mutually agree as follows:

                                      ARTICLE I.
                              NON-SOLICITATION AGREEMENT

    Employee covenants and agrees that while employed by the Company, and for a period of one year immediately following the effective date of any employment termination, Employee will not in any way, on Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, directly or indirectly, solicit, entice, hire, employ or endeavor to employ any employee of the Company, or any of the Company's parent, sister or subsidiary corporations ("Affiliated Entities").

                                     ARTICLE II.
                      AGREEMENT NOT TO COMPETE DURING EMPLOYMENT

    2.1 Employee covenants and agrees that Employee will not, during the term of Employee's employment with the Company, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company or any of its Affiliated Entities with respect to the manufacturing or distributing of motorcycles or related parts and accessories within North America.

    2.2 Nothing stated in this Article II shall be deemed to preclude Employee from holding less than 1% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or traded on the over-the-counter market.

    2.3 Employee acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company, and further acknowledges that competition with the Company is not based strictly on geographical location. Accordingly, Employee agrees that the restrictions contained in this Agreement are reasonable.

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    2.4  If the scope of the restrictions contained in this Article II is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written ("blue-lined") so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent Employee may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions.

                                     ARTICLE III.
                      CONFIDENTIAL INFORMATION AND TRADE SECRETS

    3.1 Employee covenants and agrees not to at any time divulge, furnish, publish or make accessible to anyone, or authorize others to divulge, furnish, publish or make accessible to anyone, except as required by Employee's duties to the Company or any of its Affiliated Entities, or to its or their directors and officers, any Confidential Information of the Company (as defined below) or any of its Affiliated Entities. "Confidential Information" shall mean any (i) information regarding the products, plans, business and financial practices, marketing plans, management practices, customers and customer lists of the Company or any of its Affiliated Entities, identity of contractors of and suppliers to the Company or any of its Affiliated Entities, and identity of shareholders of the Company or any of its Affiliated Entities, (ii) any data, formula, pattern, compilation, program, device, method, technique or process of the Company or any of its Affiliated Entities that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use and (iii) any information designated by the Company or any of its Affiliated Entities to Employee as Confidential Information. Information does not lose its confidential nature merely because it was known by a limited number of persons or entities or because it was not entirely originated by the Company.

    3.2 Employee covenants and agrees that Employee shall not at any time use Confidential Information of the Company or any of its Affiliated Entities except as required by Employee's duties to the Company or any of its Affiliated Entities.

    3.3 Further, and without limitation on the other obligations of confidence recited herein, Employee agrees not to disregard Employee's obligations of confidence by using any Confidential Information of which Employee becomes informed during Employee's employment to guide Employee in a search of publications or other publicly available information, selecting a series of items of knowledge from unconnected sources and fitting them together to claim that Employee did not violate Employee's agreement set forth in Sections 3.1 and
3.2 hereof. The restriction contained in this Section 3.3 shall not apply to information known by Employee, and not wrongfully obtained, prior to the time Employee became an employee of the Company.

    3.4 Upon termination of Employee's employment with the Company, Employee agrees to deliver to the Company all materials that include Confidential Information and all copies thereof, including without limitation customer cards or lists, supplier and contractor lists, marketing materials product formulations, instruction sheets, drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, products, technology and processes which are in Employee's possession or under Employee's control and which relate to any aspect of the business of the Company or any of its Affiliated Entities, including any product, apparatus, or process, manufactured, used, developed, or investigated by the Employee during the course of Employee's employment. Employee agrees and understands that the same


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and all information contained therein shall be at all times the property of the
Company. Further, immediately upon termination of Employee's employment with the Company, Employee agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any of its Affiliated Entities about which Employee has knowledge. The obligations of Employee contained in this paragraph are in addition to the obligation of Employee under law to return to the Company, upon the termination of Employee's employment, all property of the Company then in Employee's possession.

                                     ARTICLE IV.
                      ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

    Employee shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks and copyrightable matter conceived or made by Employee during Employee's employment and related to any aspect of the business of the Company, and Employee hereby assigns all of Employee's interest therein, including the good will of the business symbolized by any trademarks, to the Company. Employee further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration in the United States or any foreign country or to otherwise protect the Company's interests therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or Confidential Information or trade secrets information of the Company or any of its Affiliated Entities was used and which was developed entirely on the Employee's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any of its Affiliated Entities or
(2) to the actual or demonstrably anticipated research or development of the Company or any of its Affiliated Entities, or (b) which does not result from any work performed by the Employee for the Company or any of its Affiliated Entities.

                                      ARTICLE V.
                                       REMEDIES

    Employee acknowledges and agrees that a breach by Employee of the provisions of this Agreement may cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law.
Employee therefore expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement. In the event of such a breach, Employee shall be liable for any and all reasonable attorneys' fees, expenses and court costs incurred by the Company in connection with the enforcement of its rights hereunder.

                                     ARTICLE VI.
                              NO GUARANTEE OF EMPLOYMENT

    Nothing herein guarantees Employee's continued employment by the Company, either indefinitely or for any particular period of time.


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                                     ARTICLE VII.
                                    MISCELLANEOUS

    7.1 Except as otherwise indicated, the provisions of this Agreement shall survive the termination of Employee's employment by the Company.

    7.2 In case any one or more of the provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    7.3 This Agreement is entered into in the State of Minnesota and shall be construed and interpreted according to the statutes, rules of law and court decisions of said State.

    7.4 This Agreement may be amended or superseded only by an agreement in writing between the Company and Employee.

    7.5 All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed by registered or certified mail, return receipt requested, or personally delivered, to the party entitled thereto at the address stated below or to such other address as the addressee may indicate by similar notice:

    To the Company:     607 West Travelers Trail
                        Burnsville, Minnesota 55337



    To Employee:



    7.6 Employee may not assign the rights and obligations of Employee hereunder.


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EMPLOYEE UNDERSTANDS THAT THIS IS A LEGAL CONTRACT AND THAT IF EMPLOYEE DOES NOT
UNDERSTAND THE PROVISIONS OR EFFECTS OF THE PROVISIONS OF THIS AGREEMENT, EMPLOYEE SHOULD SEEK LEGAL REPRESENTATION.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.


EMPLOYEE                          EXCELSIOR-HENDERSON MOTORCYCLE
                                  MANUFACTURING COMPANY


-------------------------------   By:
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                                    Its:
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